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                                                                    EXHIBIT 99.1




               JOHN HAMMERGREN NAMED AS CEO OF McKESSON HBOC, INC.
              AND COMPANY ANNOUNCES RESTRUCTURING OF IMcKESSON UNIT


SAN FRANCISCO, FEBRUARY 26, 2001 - McKesson HBOC, Inc. (NYSE:MCK) announced today that effective April 1, 2001, John Hammergren will become president and chief executive officer of McKesson HBOC, Inc. He previously served as co-chief executive officer of the company and chief executive officer of its McKessonHBOC business unit. "Since joining the company in early 1996, John has played a key role in the growth and direction of the company," said Alan Seelenfreund, chairman of McKesson HBOC, Inc. "He is a natural leader and has a demonstrated track record of building shareholder value."

        McKesson HBOC, Inc. also announced that it will restructure its iMcKesson business unit by moving responsibility for its physician offerings and transaction hub into the company's Healthcare Information Technology Business segment. Its medical management business will continue as a standalone unit.

        Following its formation in June 2000, iMcKesson developed an innovative Web-based clinical and practice management offering for physicians in the ambulatory setting and revitalized its medical management business. However, given changes in market conditions, the company believes that it is no longer advantageous to operate iMcKesson as a separate business.

        "I am profoundly appreciative of the entire iMcKesson team whose extraordinary efforts have created a much stronger business," said David L. Mahoney, currently co-chief executive officer and chief executive officer of iMcKesson. "I look forward to working with John to ensure a smooth transition before I leave the company."

        "David has made many valuable contributions during his ten-year career at the company," said Seelenfreund. "He joined the company in July 1990 as vice president, Strategic Planning and made significant contributions to the development of our pharmacy benefits management business and to the strengthening of our core business in various key management roles. He and John collaborated very effectively over the past 18 months to restore the financial strength and profit momentum of the company. I wish David the best in his future endeavors."

        "The McKesson HBOC, Inc. team is making tremendous progress," said Hammergren. "But this is only the beginning. The combined strength of our people and products, together with this restructuring, should allow us to accelerate growth and deliver additional value for our customers and shareholders."

        McKesson HBOC, Inc. is currently reviewing its operations, cost structure and asset values, along with expenses that may be incurred during the process of reorganizing iMcKesson. A special charge will be required in its fourth fiscal quarter ending March 31, 2001, to cover asset re-valuations and restructuring costs.


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        McKesson HBOC, Inc. is hosting a conference call with the financial community today at 11 AM, Eastern Time. The U.S. call-in number is 888-826-1696. The International call-in number is 712-257-0403. The password is "McKessonHBOC." A taped playback of the call will be available through the end of the day, Tuesday, 2/27/01. The U.S. call-in number for the playback is 800-570-8791. The International call-in number for the playback is 402-344-6824. The password for the playback is "625426." A simultaneous live Webcast of the call is available through the company's Website, http://www.mckessonhboc.com, also at 11:00 AM EDT today.

        McKesson HBOC, Inc., a Fortune 40 corporation, delivers unique supply and information management solutions that reduce costs and improve quality for its healthcare customers. More information about McKesson HBOC, Inc. is available on the company's Website.

        Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involves risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified by their use of forward-looking terminology such as "believes," "expects," "may," "should," "intends," "plans," "estimates," "anticipates" and similar words. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: the resolution or outcome of pending litigation and government investigations relating to the Company's previously announced financial restatement ("Restatement"); the effect of the events relating to, or arising out of, the Restatement on the Company's ability to attract and retain employees and management; the changing U.S. healthcare environment, including potential changes in private and governmental reimbursement for healthcare products and services, the method by which such products and services are delivered, legislation or regulations governing such products and services, or mandated benefits or changes in manufacturer's pricing or distribution policies; substantial defaults in payment or a material reduction in purchases by large customers; the ability of the Company's Information Technology Business to retain existing customers and to attract new customers in light of rapid technological advances, challenges in integrating the Company's software products, or the slowing or deferral of demand for such products resulting from the impact of current or pending government regulations; and the Company's ability to successfully integrate and operate acquired businesses, and manage the risks associated with such businesses, including the acquisition that created McKesson HBOC, Inc. The Company assumes no obligation to update information contained in this release.



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